EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement of 2,000,000 shares of common stock by Apple Orthodontix, Inc.

ARTHUR ANDERSEN LLP
June 9, 1997